UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2007
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of Company as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 8.01 OTHER EVENTS.
On March 19, 2007, Innofone.com, Incorporated (the “Company”) filed a complaint in the United States District Court, Central District of California, against Cogent Capital Financial, LLC, Cogent Capital Investments, LLC, Cogent Capital Group, LLC, Gregory L. Kofford, Mark W. Holden (collectively, the “Cogent Defendants”), and Investors Bank & Trust Company (the “Escrow Agent”) to rescind a $50 million equity swap financing transaction (the “Swap Transaction”) dated as of June 2, 2006, and related agreements and amendments (the “Swap Transaction Documents”). The Swap Transaction was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2006.

The Company is suing the Cogent Defendants for: (i) violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, (ii) rescission of the Swap Transaction Documents based on illegality, (iii) rescission of the Swap Transaction Documents based on fraud or mistake, (iv) negligent misrepresentation, and (v) declaratory relief on the Swap Transaction and Swap Transaction Documents. The Company is suing the Escrow Agent solely in order to obtain complete relief in the action because the Escrow Agent is holding stocks, bonds, and cash which the Company and Cogent Defendants deposited with it pursuant to an escrow agreement underlying the Swap Transaction. The Swap Transaction was premised on the Securities and Exchange Commission (the “Commission”) approving an effective registration statement for the Company’s stock. The complaint alleges that during the negotiations of the Swap Transaction, the Cogent Defendants emphatically assured the Company that the Commission had approved these types of transactions before, that they had the experience to structure this transaction so that the Commission would approve the registration of the shares, and that they had been successful on prior occasions. As of the date of the Company’s complaint, however, the Commission has repeatedly refused to approve the registration of the Swap Transaction securities, as a result of the existence of serious questions about what the Commission views as the fundamentally flawed structure and substance of the transaction. Despite our recent and repeated requests to the Cogent Defendants to accept the Commission’s position on the Swap Transaction and rescind the transaction, the Cogent Defendants have refused to reasonably engage in a plan to do so, and insist on the Company continuing to pay interest and fees on bonds it can never access in the manner contemplated by the Swap Transaction. The Company filed its complaint against the Cogent Defendants alleging the above claims.

As what appears to be a response to the Company’s complaint, on March 19, 2007 two of the Cogent Defendants, Cogent Capital Financial, LLC and Cogent Capital Investments, LLC (the “Cogent Entities”), filed a Summons With Notice in the Supreme Court of New York, County of New York (“Summons”), giving notice of their claim that the Company breached the Securities Purchase Agreement and ISDA 2002 Master Agreement, as amended, underlying the Swap Transaction. The Cogent Entities, however, have not filed a formal complaint. The Summons states that the Cogent Entities intend to take action to seek declaratory relief, interest and monetary damages in an amount to be determined.

Although we hope to resolve this matter in an amicable fashion, we are demanding pursuant to our complaint that the Cogent Defendants rescind the Swap Transaction Documents, and are seeking in excess of $25,000,000 in damages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 22, 2007
INNOFONE.COM, INCORPORATED

	By:	/s/ Alex Lightman
Alex Lightman Chief Executive Officer and President